UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2024, Aspira Women’s Health Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain existing accredited shareholders and Company insiders for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,264,739 shares of the Company’s common stock (the “Common Stock”) and (ii) warrants (the “Common Warrants”) to purchase up to 1,264,739 shares of the Company’s Common Stock, at a purchase price of $1.53 per share of Common Stock and accompanying warrants.

On February 11, 2025, the Company received written notice (the “Notice”) from the Nasdaq Stock Market, LLC (“Nasdaq”) that based on the closing bid price per share immediately preceding entering into a binding agreement to issue the securities for the Private Placement of $1.47 per share plus $0.125 attributable to the value of the warrants, the market value of the transaction for purposes of Listing Rule 5625(c) was $1.595. Since the shares and warrants sold in the private placement were issued below the market value, and the Company failed to obtain shareholder approval, the Company violated Listing Rule 5635(c). Accordingly, this matter served as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Subsequently, on February 11, 2025, the Company completed amendments to the warrants prohibiting exercise until shareholder approval has been obtained. As a result, Staff has determined that the Company has regained compliance with Listing Rule 5635(c) and subject to the disclosure requirements below, this matter is now closed.

There can be no assurance that the Company will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: February 14, 2025	By:	/s/ Mike Buhle
Mike Buhle
Chief Executive Officer